EXHIBIT 5.1

                             PILLSBURY WINTHROP LLP
                                50 Fremont Street
                             San Francisco, CA 94105
                               Tel: (415) 983-1000


                                January 26, 2001



Incyte Genomics, Inc.
3160 Porter Drive
Palo Alto, CA 94304

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Incyte Genomics, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 216,953 shares of Common Stock, par value $.001, of the Company (the "Shares") issuable upon the exercise of options originally granted by Proteome, Inc., a wholly owned subsidiary of the Company ("Proteome"), under the Proteome, Inc. 1998 Employee, Director and Consultant Stock Option Plan (the "Stock Plan"), which options were assumed by the Company. We advise you that, in our opinion, the Shares have been duly authorized and, when issued and sold in accordance with the Stock Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                     Very truly yours,

                                     /s/  PILLSBURY WINTHROP LLP